Exhibit 26 (g) vi2.

AMENDMENT to the

AUTOMATIC AND FACULTATIVE YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

SWISS RE LIFE & HEALTH AMERICA INC.

(hereinafter the “Reinsurer”)

Original Treaty Effective Date: April 1, 2005

Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider (GVUL)

This Amendment hereby terminates the reinsurance of certificates issued out of New York State only on and after April 1, 2010, the Amendment effective date, under the above-referenced Agreement. All New York State business inforce at that effective date shall remain reinsured hereunder until the termination, expiry, or recapture of the underlying policy on which the reinsurance is based. All other changes allowed under the Agreement, including but not limited to any increases if they are normally applied to the existing contracts/pools, shall continue to be available hereunder.

Also effective as of April 1, 2010, the Coverage under the above-referenced Agreement will now be known as “Coverage: Strategic Edge Group Universal Life (GUL) with or without the variable rider (GVUL) Non-New York State”.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	7/28/10
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	7/28/10
Peter G. Ferris
Second Vice President & Actuary

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C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	7/28/10
Peter G. Ferris
Second Vice President & Actuary

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Senan O’Loughlin	Date:	7/27/10

Print name:	Senan O’Loughlin

Title:	Senior Vice President

SWISS RE LIFE & HEALTH AMERICA INC.

By:	/s/ Joseph Lapine	Date:	7/27/10

Print name:	Joseph Lapine

Title:	Senior Vice President